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                                                                    EXHIBIT 23.3



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Experts" and the use of our report dated April 8, 1996 with respect to the consolidated financial statements of RSA Data Security, Inc. (not presented separately herein) in Amendment No. 2 to the Registration Statement (Form S-3, No. 333-35035) of Security Dynamics Technologies, Inc. for the registration of 3,000,000 shares of its common stock.


                                            [Ernst & Young LLP Signature]


                                            Ernst & Young LLP



Palo Alto, California


October 13, 1997